Exhibit 10.1

Execution Version

FIFTH AMENDING AGREEMENT made as of March 31, 2025

BETWEEN:	LeddarTech Holdings Inc. (as “Borrower”)

AND:	Federation des Caisses Desjardins du Quebec (as “Desjardins”)

AND:	Investissement Quebec (as “IQ”)

AND:	FS LT Holdings II LP, by its general partner FS Investment, L.P., by its general partner Nick Stone Management II, LLC

(as “FS LT”, and collectively with Desjardins and IQ, the “Initial Bridge Lenders”)

AND:	Frantz Saintellemy (as “F. Saintellemy”)

AND:	MM Consulting SAS (as “MM Consulting”)

AND:	Charles Boulanger (as “C. Boulanger”)

AND:	Derek Aberle (as “D. Aberle”)

AND:	David Torralbo

(as “D. Torralbo”, and collectively with F. Saintellemy, MM Consulting, C. Boulanger and D. Aberle, the “Additional Bridge Lenders”, and collectively with the Initial Bridge Lenders, the “Bridge Lenders”)

Recitals

A.	The Initial Bridge Lenders have addressed a bridge financing offer dated August 16, 2024 to the Borrower which has been accepted by the Borrower on the same day (as amended by a first amending agreement dated as of October 11, 2024, a second amending agreement dated as of December 6, 2024, a third amending agreement dated as of February 2, 2025, a fourth amending agreement dated as of March 7, 2025, and as may be further amended, supplemented, restated, replaced or amended and restated from time to time prior to the date hereof, the “Bridge Financing Offer”), and the Additional Bridge Lenders have become party to such Bridge Financing Offer by executing joinder agreements dated as of August 30, 2024 between each Additional Bridge Lender and the Borrower.

B.	The Borrower and the Initial Bridge Lenders wish to amend the Bridge Financing Offer to, among other things, extend the Maturity Date.

Now, therefore, the parties agree as follows:

1.	Interpretation

1.1	Capitalized terms used herein and defined in this Agreement have the meanings assigned to them in the Bridge Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Initial Bridge Lenders and, except as amended hereby, all provisions of the Bridge Financing Offer will remain in full force and effect.

2.	Amendments to the Bridge Financing Offer

2.1	Section 2.3 of the Bridge Financing Offer is amended as follows (changes underlined and struck through):

“2.3 Term and Form

2.3.1	The term of the Desjardins Bridge Loan is December 13, 2024, which date will automatically be extended, upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee, to the earlier of (i) ~~March 31~~May 23, 2025 and (ii) the Business Day following the closing of the Follow On Offering (the “Maturity Date”). Any Advance under the Desjardins Bridge Loan may only be made in US Base Rate.”

2.2	New Sections 7.2.8 to 7.2.14 are inserted directly after Section 7.2.7 of the Financing Offer as follows:

“7.2.8	The Borrower must initiate a process regarding a refinancing, recapitalization or any other suitable transaction (the “Process”).

7.2.9	No later than April 4, 2025, the Borrower will engage the financial advisors in respect of the Process. The terms and conditions of such engagement must have been provided by the Borrower to the Initial Bridge Lenders in advance, and such terms and conditions must be to the satisfaction of the Initial Bridge Lenders, in their sole discretion.

7.2.10	For greater certainty, following the initiation of the Process, the Borrower will keep the Initial Bridge Lenders apprised of any development in respect of the Process and any other relevant information impacting its business and finances including more specifically the repayment of the credit facilities available hereunder, and will give access to the Initial Bridge Lenders to all relevant documentation and information in connection thereto.

7.2.11	The Borrower must produce a plan regarding a refinancing, recapitalization or any other suitable transaction, as part of the Process (the “Process Plan”), at the satisfaction of the Initial Bridge Lenders, and undertakes to provide to Initial Bridge Lenders no later than May 16, 2025 a copy of such Process Plan as well as any other documentation that Desjardins may reasonably request in connection therewith, including the confirmation of interest of any potential participant provided by the Process Plan.

7.2.12	The Borrower undertakes to invite Desjardins to participate in all discussions, meetings and exchanges of the Borrower with potential participants in connection with the Process, at Desjardins’ sole discretion, acting reasonably, provided that at least one other of FS LT or IQ is in attendance after having been respectively invited to participate in any such discussions, meetings or exchanges. The Borrower must provide Desjardins and any other Initial Bridge Lender with a reasonable prior notice before such discussions, meetings and exchanges take place. The Borrower undertakes to grant access to each Initial Bridge Lender to all documentation and information exchanged with such potential participants.

7.2.13	The Borrower undertakes to provide updates to each Initial Bridge Lender on the Process on a weekly basis and at any other time when requested by an Initial Bridge Lender.

7.2.14	The Borrower undertakes to authorize each Initial Bridge Lender, as part of its participation in any and all discussions, meetings and exchanges with the potential participants in connection with the Process, to disclose the financial information relating to the Borrower that it has in its possession to such potential participants in those meetings, discussions and exchanges.”

2.3	The definition of “Liquidity Event” in Section 1 of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck through):

“Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive license (save to a Subsidiary of the Borrower in the normal course of business) of substantially all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Default, (iv) Maturity Date if the Follow On Offering has not closed on or prior to the Maturity Date, ~~and~~ (v) December 13, 2024, if the full First Installment of the TI Pre-paid Royalty Fee has not been disbursed to the Borrower on or prior to December 13, 2024, or (vi) May 16, 2025, if the Borrower has not provided the Process Plan to the Initial Bridge Lenders, at the satisfaction of the Initial Bridge Lenders.”

3.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Initial Bridge Lenders notify the Borrower that the following conditions precedent have been fulfilled to their satisfaction:

3.1	this Agreement has been executed by all parties;

3.2	no Default exists; and

3.3	all fees and expenses owing by the Borrower to the Initial Bridge Lenders and their legal counsel due on the date of this Agreement shall have been paid and Desjardins is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.	Representations and Warranties

The Borrower certifies that all of the representations and warranties contained in Article 2 of the Appendix A to the Bridge Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.	Default

The Borrower certifies that no Default has occurred and is continuing on the date hereof.

6.	Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Initial Bridge Lenders in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Initial Bridge Lenders.

7.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

LEDDARTECH HOLDINGS INC., as Borrower

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	President and Chief Executive Officer

[Fifth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Initial Bridge Lender

Per:	/s/ Jocelyn Larouche		Per:	/s/ Alexandre Chapdelaine
	Name:	Jocelyn Larouche		Name:	Alexandre Chapdelaine
	Title:	Director, National Accounts, North Western Quebec		Title:	Managing Director and Market Lead, National Accounts, North Western Quebec

INVESTISSEMENT QUÉBEC, as Initial Bridge Lender

/s/ Sébastien Plante
Name:	Sébastien Plante
Title:	Directeur principal, Investissement spécialisé - Québec

FS LT HOLDINGS II LP, by its general partner FS INVESTMENT, L.P., by its general partner NICK STONE MANAGEMENT II, LLC, as Initial Bridge Lender

/s/ Nick Stone
Name:	Nick Stone
Title:	Manager

[Fifth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

/s/ Frantz Saintellemy
Frantz Saintellemy, as Additional Bridge Lender

MM CONSULTING SAS, as Additional Bridge Lender

/s/ Yann Delabrière
Name:	Yann Delabrière
Title:	President

/s/ Charles Boulanger
Charles Boulanger, as Additional Bridge Lender

/s/ Derek Aberle
Derek Aberle, as Additional Bridge Lender

/s/ David Torralbo
David Torralbo, as Additional Bridge Lender

[Fifth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

VAYAVISION SENSING LTD., as Guarantor

/s/ Frantz Saintellemy
Name:	Frantz Saintellemy
Title:	Chief Executive Officer

[Fifth Amendment – LeddarTech Holdings Inc. – Bridge Loan]

The Existing Lender acknowledges receipt of this Agreement and agrees to its terms.

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Existing Lender

Per:	/s/ Jocelyn Larouche		Per:	/s/ Alexandre Chapdelaine
	Name:	Jocelyn Larouche		Name:	Alexandre Chapdelaine
	Title:	Director, National Accounts, North Western Quebec		Title:	Managing Director and Market Lead, National Accounts, North Western Quebec

[Fifth Amendment – LeddarTech Holdings Inc. – Bridge Loan]